UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 5, 2026

KORU Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39086	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, NJ	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective February 5, 2026, the Board of Directors (the “Board”) of KORU Medical Systems, Inc. (the “Company”) unanimously adopted a resolution to amend and restate the Company’s By-laws in connection with the Securities and Exchange Commission rules regarding universal proxy cards and a periodic review of the bylaws. The changes to the By-laws enhance the existing procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of stockholder proposals made in connection with annual and special meetings of stockholders.

These changes include, without limitation:

•  Requiring additional disclosures, representations and acknowledgments from nominating or proposing stockholders, proposed nominees and other persons associated with nominating or proposing stockholders, including regarding compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, with respect to nominating stockholders; and

•  Changing the advance notice deadline for stockholders to bring director nominations in the event of an increase in the number of directors under certain circumstances.

A copy of the Amended and Restated By-laws is attached as Exhibit 3.1 hereto and incorporated by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-laws of KORU Medical Systems, Inc.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU Medical Systems, Inc. (Registrant)

Date: February 10, 2026	By:	/s/ Linda Tharby
Linda Tharby President and Chief Executive Officer